UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 29, 2005


                                TRIBEWORKS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


                                    000-28675
                            ________________________
                            (Commission File Number)


           DELAWARE                                              94-3370795
_______________________________                              ___________________
(State or other jurisdiction of                               (I.R.S. Employer
        incorporation)                                       Identification No.)


                                243 FRONT STREET
                             SAN FRANCISCO, CA 94111
             _______________________________________________________
             (Address of principal executive offices, with zip code)


                                 (415) 674-5555
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                988 MARKET STREET
                             SAN FRANCISCO, CA 94102
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         An Assignment and Indemnification Agreement, dated March 29, 2005, was made by and between Tribeworks, Inc., the registrant, and its wholly owned subsidiary Tribeworks Development Corporation, a California corporation. The agreement assigns to its subsidiary all material assets and liabilities of the registrant, except for the registrant's books and records, and liabilities totaling approximately $136,000. In addition, the subsidiary indemnifies the registrant against claims based on assigned assets and liabilities. A copy of this Agreement is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

         A Note in an amount of up to $100,000 was entered into as of March 29, 2005. The lender under the Note is Terrence Hooper, a non-U.S. resident individual, who is a non-affiliate shareholder of the registrant. The funds are to be used only for the purposes of a planned reorganization and will be lent to the registrant only to pay specific reorganization related expenses as they are incurred. To date no money has been lent under the Note. The Note becomes due and payable 6 months from the effective date of March 29, 2005 and carries interest rate of 6% simple interest on any principal lent. A copy of this Note is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         A Note in an amount of up to $100,000 was entered into as of March 29, 2005. The lender under the Note is Terrence Hooper, a non-U.S. resident individual, who is a non-affiliate shareholder of the registrant. The funds are to be used only for the purposes of a planned reorganization and will be lent to the registrant only to pay specific reorganization related expenses as they are incurred. To date no money has been lent under the Note. The Note becomes due and payable 6 months from the effective date of March 29, 2005 and carries interest rate of 6% simple interest on any principal lent. A copy of this Note is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On March 30, 2005, the registrant announced a plan of reorganization intended to allow the company to maintain its public reporting requirements, reduce its debt, and explore new business directions. The plan of reorganization includes the transfer of most assets and liabilities to the registrant's operating subsidiary, Tribeworks Development Corporation, and possible sale of the subsidiary to current management or others. After further development, the plan is expected to be submitted to shareholders for a vote later this year. A
Note in an amount of up to $100,000 was entered into as of March 29, 2005 to help cover reorganization costs, which are estimated to be the following:
Accounting Fees: $30,000, Temporary Accountant: $5,000, Tribeworks Development Corp. Valuation: $15,000, Sell-off Administrative Costs: $7,000, Attorney Fees:
$20,000, Annual General Meeting: $5,000. The funds received under the note are being held in escrow and will be released from escrow only as applicable expenses are incurred.


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


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (b) Effective March 29, 2005, Duncan Kennedy and Patrick Soquet voluntarily resigned as Directors of the registrant. Duncan Kennedy also resigned as the CEO and President of the registrant effective as of the same date.

         (c) Effective March 29, 2005, J. Glenn Pogue was appointed by the Board of Directors as CEO of the registrant. During the last five years, Mr. Pogue has worked for public companies in numerous investor relations capacities, including working as an employee of the registrant during 2004. Mr. Pogue is currently Vice President of Indico Technologies LTD (TSX_IND). The registrant currently has no compensation agreement with Mr. Pogue.

         (d) Effective March 29, 2005, J. Glenn Pogue was appointed by the Board as a Director of the registrant to fill a vacancy until the next annual general meeting of shareholders.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

        Exhibit No.        Description
        ___________        ___________

         99.1 Press release entitled "Tribeworks Announces Major Restructuring", dated March 29, 2005
         99.2 Asset and Liability Assignment and Indemnification Agreement, dated March 29, 2005
         99.3     Promissory Note, dated March 29, 2005


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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                TRIBEWORKS, INC.



Dated: March 31, 2005           By: /s/ J. GLENN POGUE
                                    ___________________________
                                        J. Glenn Pogue
                                        Chief Executive Officer


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


                                  EXHIBIT INDEX


        Exhibit No.        Description
        ___________        ___________

         99.1 Press release entitled "Tribeworks Announces Major Restructuring", dated March 29, 2005
         99.2 Asset and Liability Assignment and Indemnification Agreement, dated March 29, 2005
         99.3     Promissory Note, dated March 29, 2005


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